Exhibit 10.1.6

FIFTH AMENDMENT TO

SECOND AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT OF

CORPORATE OFFICE PROPERTIES, L.P.

THIS FIFTH AMENDMENT (the “Amendment”) to the Second Amended and Restated Limited Partnership Agreement of Corporate Office Properties, L.P., a Delaware limited partnership (the “Partnership”) is made and entered into as of January 25, 2001, by and among the undersigned parties.

Recitals

A.            The Partnership is a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the “Act”) and governed by that certain Second Amended and Restated Limited Partnership Agreement dated as of January, 1999, as amended by that certain First Amendment to Second Amended and Restated Limited Partnership Agreement dated as of December 21, 1999, that certain Second Amendment to Second Amended and Restated Limited Partnership Agreement dated as of December 21, 1999, that certain Third Amendment to Second Amended and Restated Limited Partnership Agreement dated as of September 29, 2000, and that certain Fourth Amendment to Second Amended and Restated Limited Partnership Agreement dated as of November 27, 2000 (as amended, the “Agreement”).

B.            The sole general partner of the Partnership is Corporate Office Properties Trust, a real estate investment trust formed under the laws of the State of Maryland (the “General Partner”).

C.            The General Partner has issued a promissory note (the “Note”) that is convertible at any time after January 25, 2001 by the holder thereof or the General Partner into 544,000 Series D Cumulative Convertible Redeemable Preferred Shares, par value $.01, of the General Partner (the “Series D Preferred REIT Shares”).

D.            As required under Sections 4.2(B) and (C) of the Agreement, the General Partner has transferred the net proceeds of the Note (or cause them to be transferred) to or for the benefit of the Partnership in exchange for Partnership Interests in the Partnership having terms substantially the same as the Note (the “Partnership Note”), and upon Conversion of the Note on the date hereof, the Partnership Note is being converted into Preferred Units having designations, rights and preferences substantially similar to the economic rights of the holders of the Series D Preferred REIT Shares (the “Series D Preferred Units”).

E.             The General Partner desires to amend the Agreement to acknowledge the contribution of the net proceeds of the Note by the General Partner to the Partnership in exchange for the Partnership Note and provide for the Conversion of the Promissory Note into the Series D Preferred Units as set forth below.  Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the same meanings as set forth in the Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual premises set forth herein, the General Partner, intending to be legally bound hereby, hereby amends the Agreement as follows, effective as of the date set forth above.

1.                                       The foregoing recitals to this Amendment are hereby incorporated in and made a part of this Amendment.

(a)           Upon the conversion of the Note and the simultaneous conversion of the Partnership Note on the date hereof, the Partnership is issuing to the General Partner 544,000 Series D Preferred Units, equal to the number of Series D Preferred REIT Shares issued by the General Partner upon conversion of the Note.

(b)           For purposes of the Agreement, including the maintenance of Capital Accounts, the General Partner shall be treated as making a Capital Contribution of $11,968,000, equal to the product of $22.00 times the number of Series D Preferred Units issued to the General Partner.

(c)           The General Partner is hereby amending Exhibit 1 to the Agreement by substituting for the existing addendum to Exhibit 1 the Addendum to Exhibit 1 in the form attached hereto to reflect the issuance of the Series D Preferred Units to the General Partner.

2.             Except as explicitly modified by this Amendment, all of the provisions of the Agreement are hereby ratified and confirmed, and shall remain in full force and effect.

(Remainder of Page Intentionally Left Blank)

In witness whereof, the General Partner has executed this Amendment as of the day and year first above written.

CORPORATE OFFICE PROPERTIES TRUST.
a Maryland Real Estate Investment Trust

By:	/s/ Roger A. Waesche, Jr.
Name:	Roger A. Waesche, Jr.
Title:	Senior Vice President and Chief Financial Officer

Exhibit 1  Addendum

Series Preferred Units	Preferred Limited Partner	No. of Preferred Units	Liquidation Preference Per Preferred Unit	Priority Percentage Return*	Priority	Conversion Factor	Conversion Commencement Date

A	General Partner	1	$25	1.375%	Senior	1.8748	8/28/2000
B	General Partner	1,250,000	$25	2.50%	Senior	None	N/A
C	UPG	1,016,662	$25	**	Senior	2.381	12/22/2000
D	General Partner	544,000	$25	1.00%	Senior	***	***

*                                         Priority Return Percentage is expressed as a percentage of the Liquidation Preference per Distribution Period.  See the Agreement for the definitions of “Priority Return Percentage,” “Liquidation Preference” and “Distribution Period.”

**                                  Priority Percentage Return for the Series C Preferred Units shall be:
2.25% from December 21, 1999 to December 20, 2009;
2.625% from December 21, 2009 to December 20, 2014; and
3.00% thereafter.

The Distribution Period for the Series C Preferred Units shall be each calendar quarter ending March 31, June 30, September 30 and December 31 of each year.

***                           With respect to any series of Preferred Units issued to the General Partner pursuant to Section 4.2(B) of the Agreement, the Conversion Commencement Date and the applicable Conversion Factor shall correspond to the conversion commencement date and conversion factor of the related issuance of securities by the General Partner as provided in Section 4.2(B) of the Agreement. See Section 9.8(A)(1) of the Agreement.